UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2011

COFFEE HOLDING CO., INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32491	11-2238111
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3475 Victory Boulevard, Staten Island, New York	10314
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 832-0800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 1, 2011, Coffee Holding Co., Inc. (the “Company”) announced an investment in Global Mark LLC (“Global Mark”), a new venture focusing on supply of instant coffee and related products.  Under the terms of the agreement with Global Mark, the Company is investing $2.0 million for a 40% interest in Global Mark.  In addition, Global Mark will be providing the Company with preferred pricing on instant coffee for all of the Company’s instant coffee needs.

The press release announcing the new venture is attached hereto as Exhibit 99.1.

99.1	Press release, dated December 1, 2011, issued by Coffee Holding entitled “Coffee Holding Co., Inc. Announces Investment In New Instant Coffee Venture.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COFFEE HOLDING CO., INC.

Dated: December 1, 2011	By:	/s/ Andrew Gordon
Name: Andrew Gordon
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated December 1, 2011, issued by Coffee Holding entitled “Coffee Holding Co., Inc. Announces Investment In New Instant Coffee Venture.”

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